SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2007

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-31680 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On May 3, 2007, Leonard S. Jacob, M.D., Ph.D., resigned, effective immediately, as a member of the Board of Directors of the Company. In Dr. Jacob’s resignation letter, he stated that he was resigning because of his “ongoing corporate governance concerns.” A copy of Dr. Jacob’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Dr. Jacob was originally elected to the Board of Directors of the Company on February 7, 2006 as a Class B common stock director and was elected Chairman of the Nominating and Corporate Governance Committee on February 9, 2006. He served in that capacity until he was elected Non-Executive Chairman of the Board of Directors on January 4, 2007.

The Company believes that the circumstances representing Dr. Jacob’s reference to “ongoing corporate governance concerns” relate primarily to the relationship between the Chief Executive Officer and the Board of Directors and its impact on corporate governance matters. Daniel Glassman is President and Chief Executive Officer and was Chairman of the Board prior to Dr. Jacob. The Board of Directors believes that it has identified the corporate governance issues, principally, development of a three-year strategic plan, establishment of a formal executive evaluation and compensation program and creation of a succession plan, and that a timetable for their completion has been established.

The Company has provided Dr. Jacob with a copy of this Current Report on Form 8-K, including the press release attached as Exhibit 99.2 hereto. Dr. Jacob’s letter stating his agreement with the statements made in this Current Report on Form 8-K, including the press release, is attached as Exhibit 99.3 hereto.

On May 7, 2007, the Company’s Board of Directors unanimously elected Seth W. Hamot to serve as its interim Non-Executive Chairman of the Board, and agreed to begin an immediate search to find a candidate to be elected to the Board of Directors who could become the Non-Executive Chairman. Mr. Hamot has served as one of our directors since October 2006 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Hamot is the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava Partnership III L.P., which owns approximately 9.8% of the outstanding common stock of the Company.

A copy of the press release announcing Dr. Jacob’s resignation and Mr. Hamot’s appointment as interim Non-Executive Chairman of the Board is attached as Exhibit 99.2 to this Current Report on Form 8-K.

None of the information in this Current Report shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The disclosure in this Current Report of any information (financial or otherwise) does not constitute an admission that such information is material.

2

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description
99.1	Letter, dated May 3, 2007, from Leonard S. Jacob, M.D., Ph.D.
99.2	Press Release, dated May 8, 2007
99.3	Letter, dated May 8, 2007, from Leonard S. Jacob, M.D., Ph.D.

3

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: May 8, 2007

4